As filed with the U.S. Securities and Exchange Commission on August 1, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

DYNAGAS LNG PARTNERS LP
and other registrants

(See table of additional registrants)

(Exact name of Registrant as specified in its charter)

Republic of the Marshall Islands	N/A
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Dynagas LNG Partners LP

97 Poseidonos Avenue and 2 Foivis Street

166 74 Glyfada, Athens, Greece

+30 210 891 7960

(Address and telephone number of Registrant’s principal executive offices)

Puglisi & Associates

850 Library Avenue, Suite 204

Newark, Delaware 19711

(302) 738-6680 (Phone)

(302) 738-7210 (Fax)

(Name, address, and telephone number of agent for service)

Copies to:

Filana R. Silberberg, Esq.

Watson Farley & Williams LLP

120 West 45th Street

New York, New York 10036

(212) 922-2225 (telephone number)

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective as determined by market conditions and other factors.

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the U.S. Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF ADDITIONAL REGISTRANTS

Name	Organization	Ownership percentage
Dynagas Operating LP	Marshall Islands	100%
Dynagas Operating GP LLC	Marshall Islands	100%
Dynagas Equity Holding Limited	Marshall Islands	100%
Pegasus Shipholding S.A.	Marshall Islands	100%
Seacrown Maritime Ltd.	Marshall Islands	100%
Lance Shipping S.A.	Marshall Islands	100%
Fareastern Shipping Limited	Malta	100%
Dynagas Finance Inc.	Marshall Islands	100%
Navajo Marine Limited	Marshall Islands	100%
Solana Holding Ltd.	Marshall Islands	100%
Arctic LNG Carriers Ltd.	Marshall Islands	100%
Dynagas Finance LLC	Delaware	100%

The information in this prospectus is not complete and may be changed. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy or sell these securities in any jurisdiction where the offer or sale is not permitted. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective.

Subject to completion, dated AUGUST 1, 2024

PROSPECTUS

$350,000,000

Common Units Representing Limited Partner Interests
Other Classes of Units Representing Limited Partner Interests
Debt Securities and Guarantees, Warrants, Rights, Purchase Contracts
and

15,595,000

Common Units Representing Limited Partner Interests Offered by the Selling Unitholder

Dynagas LNG Partners LP

We may from time to time, in one or more offerings, offer and sell common units representing limited partnership interests and other classes of units representing limited partner interests in Dynagas LNG Partners LP, as well as debt securities, including guarantees, warrants, rights, and purchase contracts, described in this prospectus. The aggregate initial offering price of all securities sold by us under this prospectus will not exceed $350,000,000.

We may offer and sell these securities in amounts, at prices and on terms to be determined by market conditions and other factors at the time of the offering. This prospectus describes only the general terms of these securities and the general manner in which we will offer the securities. The specific terms of any securities we offer will be included in a supplement to this prospectus. The prospectus supplement will describe the specific manner in which we will offer the securities and also may add, update or change information contained in this prospectus. We may sell the securities offered by this prospectus directly or through underwriters, agents or dealers, the names of which and the specific terms of a plan of distribution will be stated in the applicable prospectus supplement.

In addition, Dynagas Holding Ltd., or the Selling Unitholder, named in this prospectus, may sell in one or more offerings pursuant to this registration statement up to 15,595,000 of our common units. The Selling Unitholder may sell any or all of these common units on any stock exchange, market or trading facility on which the common units are traded or in privately negotiated transactions at fixed prices that may be changed, at market prices prevailing at the time of sale or at negotiated prices. Information on Dynagas Holding Ltd., as Selling Unitholder, and the times and manners in which it may offer and sell our common units is described under the sections entitled “Selling Unitholder” and “Plan of Distribution” in this prospectus.

The Selling Unitholder, a company affiliated with us, may be deemed to be an “underwriter” within the meaning of the Securities Act of 1933, as amended, or the Securities Act, and, as a result, may be deemed to be offering securities, indirectly, on our behalf. We will not receive any of the proceeds from the sale of our common units by the Selling Unitholder

Our common units, our 9.00% Series A Cumulative Redeemable Preferred Units, or our Series A Preferred Units, and our 8.75% Series B Fixed to Floating Rate Cumulative Redeemable Perpetual Preferred Units, or our Series B Preferred Units, trade on the New York Stock Exchange, or NYSE, under the symbols “DLNG,” “DLNG PR A,” and “DLNG PR B,” respectively. We will provide information in the related prospectus supplement for the trading market, if any, for any securities that may be offered.

Investing in our securities involves risks. You should carefully consider the risk factors described under “Risk Factors” on page 9 of this prospectus before you make an investment in our securities.

Neither the U.S Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                   .

TABLE OF CONTENTS

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the SEC using a “shelf” registration process. Under this shelf registration process, we may over time, in one or more offerings, offer and sell up to $350,000,000 in total aggregate offering price of any combination of the securities described in this prospectus.

This prospectus provides you with a general description of Dynagas LNG Partners LP and the securities that are registered hereunder that may be offered by us or the Selling Unitholder. Each time we sell any securities offered by this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering and the securities being offered. Any prospectus supplement may also add to, update or change information contained in this prospectus. To the extent information in this prospectus is inconsistent with the information contained in a prospectus supplement you should rely on the information in the prospectus supplement. Before purchasing any securities, you should read carefully both this prospectus and any prospectus supplement, together with the additional information described below.

The information in this prospectus is accurate as of its date. Additional information, including our financial statements and the notes thereto, is incorporated in this prospectus by reference to our reports filed with the SEC. Before you invest in our securities, you should carefully read this prospectus, including the “Risk Factors,” any prospectus supplement, the information incorporated by reference in this prospectus and any prospectus supplement (including the documents described under the heading “Where You Can Find More Information” in both this prospectus and any prospectus supplement), and any additional information you may need to make your investment decision.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form F-3 regarding the securities covered by this prospectus. This prospectus is a part of the registration statement, which includes additional information. For further information regarding us and the securities offered in this prospectus, you may wish to review the full registration statement, including its exhibits. Copies of the registration statement, including the exhibits, can be obtained from the SEC’s website on the Internet at www.sec.gov free of charge. You can also obtain information about us on our website at http://www.dynagaspartners.com. Information on our website or any other website is not incorporated by reference into this prospectus and does not constitute a part of this prospectus unless specifically so designated and filed with the SEC.

We are subject to the information requirements of the U.S. Securities Exchange Act of 1934, as amended, or the Exchange Act, and, in accordance therewith, we are required to file with the SEC annual reports on Form 20-F within four months of our fiscal year-end, and provide to the SEC other material information on Form 6-K. These reports and other information may be obtained from the SEC’s website as provided above. Our website on the Internet is located at www.dynagaspartners.com, and we will make our annual reports on Form 20-F and our periodic reports submitted to the SEC available, free of charge, through our website, as soon as reasonably practicable after those reports are electronically submitted to the SEC.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, certain rules prescribing the furnishing and content of proxy statements, and our executive officers, directors and principal unitholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act, including the filing of quarterly reports or current reports on Form 8-K. However, we intend to make available quarterly reports containing our unaudited interim financial information for the first three fiscal quarters of each fiscal year.

The SEC allows us to “incorporate by reference” into this prospectus information that we file with the SEC. This means that we can disclose important information to you without actually including the specific information in this prospectus by referring you to other documents filed separately with the SEC. The information incorporated by reference is an important part of this prospectus. Information that we later provide to the SEC, and which is deemed to be “filed” with the SEC, automatically will update information previously filed with the SEC, and may replace information in this prospectus.

We incorporate by reference into this prospectus the documents listed below:

•	our Annual Report on Form 20-F for the fiscal year ended December 31, 2023, filed with the SEC on April 26, 2024, or our 2023 Annual Report;

•	our Report on Form 6-K, filed with the SEC on April 30, 2024;

•	the description of our common units contained in our Registration Statement on Form 8-A filed on December 23, 2014, including any subsequent amendments or reports filed for the purpose of updating such description;

•	the description of our Series A Preferred Units contained in our Registration Statement on Form 8-A filed on July 23, 2015, including any subsequent amendments or reports filed for the purpose of updating such description; and

•	the description of our Series B Preferred Units contained in our Registration Statement on Form 8-A filed on October 23, 2018, including any subsequent amendments or reports filed for the purpose of updating such description.

These reports contain important information about us, our financial condition and our results of operations.

We are also incorporating by reference any documents that we file with the SEC after the date of the filing of this registration statement of which the prospectus forms a part and prior to the subsequent effectiveness of that registration statement, and all subsequent annual reports on Form 20-F that we file with the SEC and certain reports on Form 6-K that we file with or furnish to the SEC pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act subsequent to the date of this prospectus until we file a post-effective amendment indicating that the offering of the securities made by this prospectus has been terminated.

You may obtain any of the documents incorporated by reference in this prospectus from the SEC through its website at the address provided above. You also may request a copy of any document incorporated by reference in this prospectus (excluding any exhibits to those documents, unless the exhibit is specifically incorporated by reference in this document), at no cost, by visiting our Internet website at http://www.dynagaspartners.com, or by writing or calling us at the following address:

Dynagas LNG Partners LP

97 Poseidonos Avenue and 2 Foivis Street

16674 Glyfada, Athens, Greece

+30 210 891 7960 (telephone number)

You should rely only on the information contained in or incorporated by reference in this prospectus or any prospectus supplement. Neither we nor the Selling Unitholder have authorized anyone else to provide you with any information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information incorporated by reference or provided in this prospectus or any prospectus supplement is accurate as of any date other than its respective date.

FORWARD-LOOKING STATEMENTS

This prospectus contains certain forward-looking statements (as such term is defined in Section 21E of the Exchange Act) concerning future events and our operations, performance, and financial condition, including, in particular, the likelihood of our success in developing and expanding our business. The Private Securities Litigation Reform Act of 1995, or the PSLRA, provides safe harbor protections for forward-looking statements in order to encourage companies to provide prospective information about their business.

We desire to take advantage of the safe harbor provisions of the PSLRA and are including this cautionary statement in connection with this safe harbor legislation. This prospectus and any other written or oral statements made by us or on our behalf may include forward-looking statements, which reflect our current views with respect to future events and financial performance. Statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” “projects,” “likely,” “would,” “could,” “seek,” “continue,” “possible,” “might,” “forecasts,” “will,” “may,” “potential,” “should,” and similar expressions are forward-looking statements. These forward-looking statements reflect management’s current views only as of the date of this prospectus and are not intended to give any assurance as to future results. As a result, unitholders are cautioned not to rely on any forward-looking statements.

Forward-looking statements appear in a number of places in this prospectus and include statements with respect to, among other things:

•	LNG market trends, including charter rates, factors affecting supply and demand, and opportunities for the profitable operations of LNG carriers;

•	our anticipated growth strategies, including potential expansion into and acquisition of assets and businesses in other sectors of the shipping industry;

•	the effect of a worldwide economic slowdown;

•	potential turmoil in the global financial markets;

•	fluctuations and volatility in currencies, interest rates, and foreign exchange rates;

•	general market conditions, including fluctuations in charter hire rates and vessel values;

•	changes in our operating expenses, including dry-docking, surveys, upgrades, crewing and insurance costs, bunker prices, and fuel prices;

•	the adequacy of our insurance to cover our losses;

•	our ability to make cash distributions on the units or any increase or decrease in or elimination of our cash distributions;

•	our future financial condition or results of operations and our future revenues and expenses;

•	our ability to repay or refinance our current and future indebtedness, and our settling of interest rate swaps (if any);

•	our ability to incur additional indebtedness on acceptable terms or at all, to access the public and private debt and equity markets, and to meet our restrictive covenants and other obligations under our credit facilities and other debt and financing agreements;

•	planned capital expenditures and availability of capital resources to fund capital expenditures;

•	the impact of increasing scrutiny and changing expectations from investors, lenders, charterers, and other market participants with respect to our Environmental, Social, and Governance (“ESG”) practices;

•	our ability to comply with additional costs and risks related to our ESG policies;

•	the effect of applicable sanctions or embargo laws;

•	our ability to maintain long-term relationships with major LNG traders;

•	our ability to leverage our Sponsor’s relationships and reputation in the shipping industry;

•	our ability to realize the expected benefits from our vessel acquisitions;

•	our ability to acquire newbuildings and second-hand vessels on terms acceptable to us from our Sponsor or third parties and the timely deliveries of such vessels if and when acquired;

•	our ability to compete successfully for future chartering opportunities upon the expiration or termination of existing vessel employment arrangements;

•	acceptance of a vessel by its charterer;

•	termination dates and extensions of charters;

•	the expected cost of, and our ability to comply with, governmental regulations, including regulations relating to ballast water and fuel sulfur, maritime self-regulatory organization standards, as well as standard regulations imposed by our charterers applicable to our business;

•	availability of skilled labor, vessel crews, and management;

•	our anticipated incremental general and administrative expenses as a publicly traded limited partnership and our fees and expenses payable under the fleet management agreements and the administrative services agreement with our Manager;

•	our anticipated taxation and distributions to our unitholders;

•	estimated future maintenance and replacement capital expenditures;

•	our ability to retain key employees;

•	potential liability from any pending or future litigation and potential costs due to environmental damage and vessel collisions;

•	potential liability from future litigation related to claims raised by public-interest organizations or activism with regard to our failure to adapt or mitigate climate impact;

•	new environmental regulations and restrictions, whether at a global level stipulated by the International Maritime Organization, a regional level imposed by regional authorities such as the European Union, and/or a national level imposed by individual countries, and our ability to comply with such regulations and restrictions;

•	business disruptions, including supply chain congestion, due to climate conditions, political events, public health threats, international hostilities and instability;

•	the impact of public health threats and outbreaks of highly communicable diseases;

•	the length and severity of epidemics and pandemics, including the worldwide coronavirus, or COVID-19, outbreak, and any consequent impacts across our business on demand;

•	the impact of adverse weather and natural disasters;

•	future sales of our common units in the public market;

•	any malfunction or disruption of information technology systems and networks that our operations rely on or any impact of a possible cybersecurity event;

•	our business strategy and other plans and objectives for future operations;

•	technology risks associated with energy transition and fleet and/or systems renewal, including in respect of alternative propulsion systems; and

•	other factors detailed in this prospectus and from time to time included in our periodic reports.

Forward-looking statements in this prospectus are estimates reflecting the judgment of senior management and involve known and unknown risks and uncertainties. These forward-looking statements are based upon a number of assumptions and estimates that are inherently subject to significant uncertainties and contingencies, many of which are beyond our control. Actual results may not occur or differ materially from those expressed or implied by such forward-looking statements. Accordingly, these forward-looking statements should be considered in light of various important factors, including those referenced in this prospectus under the heading “Risk Factors.” These factors and other risk factors described in this prospectus are not necessarily all of the important factors that could cause actual results or developments to differ materially from those expressed in any of our forward-looking statements. Given these uncertainties, prospective investors are cautioned not to place undue reliance on such forward-looking statements.

We undertake no obligation, and specifically decline any obligation, to update any forward-looking statements, whether as a result of new information, future events, or otherwise, except as may be required under applicable laws. New factors emerge from time to time, and it is not possible for us to predict all of these factors which may adversely affect our results. Further, we cannot assess the effect of each such factor on our business or the extent to which any factor, or combination of factors, may cause actual results to be materially different from those contained in any forward-looking statement. If one or more forward-looking statement is updated, no inference should be drawn that additional updates will be made with respect to those or other forward-looking statements.

We make no prediction or statement about the performance of our units or our debt securities. The various disclosures included in this prospectus and in our other filings made with the SEC that attempt to advise interested parties of the risks and factors that may affect our business, prospects, and results of operations should be carefully reviewed and considered.

ABOUT DYNAGAS LNG PARTNERS LP

Unless the context otherwise requires, references in this prospectus to “Dynagas LNG Partners,” the “Partnership,” “we,” “our,” and “us” or similar terms refer to Dynagas LNG Partners LP and its wholly-owned subsidiaries, including Dynagas Operating LP, which owns, directly or indirectly, a 100% interest in the entities that own the LNG carriers in our fleet, which we refer to as our “Fleet.” References in this prospectus to our “General Partner” refer to Dynagas GP LLC, the general partner of Dynagas LNG Partners LP. References in this prospectus to our “Sponsor” are to Dynagas Holding Ltd. and its subsidiaries other than us or our subsidiaries and references to our “Manager” refer to Dynagas Ltd., which is wholly owned by the chairman of our Board of Directors, Mr. Georgios Prokopiou. References in this prospectus to the “Prokopiou Family” are to our Chairman, Mr. Georgios Prokopiou, and certain members of his family.

All references in this prospectus to “SEFE,” “Equinor,” “Yamal” and “NextDecade” refer to SEFE Marketing and Trading Singapore Pte Ltd (formerly known as Gazprom Marketing & Trading Singapore Pte Ltd), Equinor ASA (formerly named Statoil ASA), Yamal Trade Pte. Ltd., and NextDecade Corporation (NASDAQ:NEXT), respectively, and certain of their respective subsidiaries or affiliates, which are our current or prospective charterers. The “Yamal LNG Project” refers to the LNG production terminal on the Yamal Peninsula in Northern Russia. The terminal consists of three LNG trains with a total capacity of 16.5 million metric tons of LNG per year that require ice-class designated vessels to transport LNG from this facility, for which two of the vessels in our Fleet have been contracted. The Yamal LNG Project is a joint venture between NOVATEK (50.1%), TOTAL E&P Yamal (20%), China National Oil & Gas Exploration and Development Corporation (CNODC) (20%), and Yaym Limited (9.9%).

Unless otherwise indicated, all references to “U.S. dollars,” “dollars,” and “$” in this prospectus are to the lawful currency of the United States. We use the term “LNG” to refer to liquefied natural gas, and we use the term “cbm” to refer to cubic meters in describing the carrying capacity of our vessels.

Overview

Dynagas LNG Partners LP was organized as a limited partnership in the Republic of the Marshall Islands on May 30, 2013, for the purpose of owning, operating, and acquiring LNG carriers and other business activities incidental thereto. We own (i) a 100% limited partner interest in Dynagas Operating LP, which owns a 100% interest in our Fleet through intermediate holding companies and (ii) the non-economic general partner interest in Dynagas Operating LP through our 100% ownership of its general partner, Dynagas Operating GP LLC. We own our vessels through separate wholly-owned subsidiaries that are incorporated in the Republic of the Marshall Islands and Republic of Malta.

Our principal executive offices are located at 97 Poseidonos Avenue and 2 Foivis Street 166 74 Glyfada, Athens, Greece and our telephone number at that address is +30 210 891 7960. Our website is www.dynagaspartners.com. Information contained on our website does not constitute part of this prospectus.

Our Fleet

As of the date of this prospectus, we owned and operated a fleet of six LNG carriers, consisting of the three modern steam turbine LNG carriers, the Clean Energy, the Ob River and the Amur River (formerly named the Clean Force), and three modern tri-fuel diesel electric (TFDE) propulsion technology Ice Class LNG carriers that we additionally acquired from our Sponsor, the Arctic Aurora, the Yenisei River, and the Lena River, which we collectively refer to as our “Fleet.” As of the date of this prospectus, the vessels in our Fleet had an average age of 14 years and are contracted under multi-year charters with an average remaining charter term of approximately 6.5 years. All of the vessels in our Fleet are currently employed or are contracted to be employed on multi-year time charters with international energy companies, such as SEFE, Equinor, Yamal and NextDecade.

As of August 1, 2024, the estimated contracted revenue backlog of our Fleet was approximately $1.1 billion, $0.11 billion of which is a variable hire element contained in certain time charter contracts with Yamal. The variable hire rate on these time charter contracts with Yamal is calculated based on two components: a capital cost component and an operating cost component. The capital cost component is a fixed daily amount. The daily amount of the operating cost component, which is intended to pass the operating costs of the vessel to the charterer in their entirety including dry-docking costs, is set annually and adjusted at the end of each quarter to compensate us for the actual costs we incur in operating the vessel. Dry-docking expenses are budgeted in advance within the year of the dry-dock and are reimbursed by Yamal immediately following the dry-dock. The actual amount of revenues earned in respect of such operating cost component of such variable hire rate may therefore differ from the amounts included in the revenue backlog estimate due to the annual variations in the respective vessels’ operating costs. As of the date of this prospectus, the average remaining contract duration was approximately 6.5 years. The estimated contracted revenue backlog of our Fleet excludes options to extend and assumes full utilization for the full term of the charter up to the charters’ earliest expiration date. The actual amount of revenues earned and the actual periods during which revenues are earned may differ from the amounts and periods described above due to, for example, off-hire for maintenance projects, downtime, scheduled or unscheduled dry-docking, cancellation or early termination of vessel employment agreements, and other factors that may result in lower revenues than our average contract backlog per day. Our Fleet is managed by our Manager, Dynagas Ltd., a company controlled by Mr. Georgios Prokopiou. See “Item 7. Major Unitholders and Related Party Transactions—B. Related Party Transactions” of our 2023 Annual Report.

The following table sets forth summary information about our Fleet and the existing time charters relating to the vessels in our Fleet as of the date of this prospectus:

Vessel Name	Year Built	Cargo Capacity (cbm)	Ice Class	Propulsion	Charterer	Earliest Charter Expiration	Latest Charter Expiration	Latest Charter Expiration including options to extend
Clean Energy	2007	149,700	No	Steam	SEFE NextDecade	March 2026 March 2028	April 2026 April 2028	n/a n/a
Ob River	2007	149,700	Yes	Steam	SEFE	March 2028	May 2028	n/a
Amur River	2008	149,700	Yes	Steam	SEFE	June 2028	July 2028	n/a
Arctic Aurora	2013	155,000	Yes	TFDE *	Equinor NextDecade	August 2026 August 2033	September 2026 September 2033	n/a n/a
Yenisei River	2013	155,000	Yes	TFDE *	Yamal	Q4 2033	Q2 2034	Q2 2049(1)
Lena River	2013	155,000	Yes	TFDE *	Yamal	Q2 2034	Q3 2034	Q4 2049(2)
*	As used in this prospectus, “TFDE” refers to tri-fuel diesel electric propulsion system.
(1)	The charter contract for the Yenisei River with Yamal in the Yamal LNG Project has an initial term of 15.5 years, which may be extended at the charterer’s option by three consecutive periods of five years.
(2)	The charter contract for the Lena River with Yamal in the Yamal LNG Project has an initial term of 15 years, which may be extended at the charterer’s option by three consecutive periods of five years.

RISK FACTORS

An investment in our securities involves a significant degree of risk. You should carefully consider the risk factors discussed under “Item 3. Key Information—D. Risk Factors” in our 2023 Annual Report, as updated by annual, quarterly and other reports and documents we file with the SEC after the date of this prospectus and that are incorporated by reference herein, in evaluating an investment in our securities. In addition, you should also consider carefully the risks set forth under the heading “Risk Factors” in any prospectus supplement before investing in the securities offered by this prospectus. If any of these risks were actually to occur, our business, financial condition, or results of operations could be materially adversely affected.

USE OF PROCEEDS

Unless we specify otherwise in any prospectus supplement, we may use the net proceeds from the sale of securities offered by this prospectus for capital expenditures, repayment of indebtedness, working capital, to make vessel or other asset acquisitions or for general corporate purposes or combination thereof.

We will not receive any of the proceeds from the sale of common units by the Selling Unitholder.

CAPITALIZATION

Each prospectus supplement will include information relating to our capitalization.

DESCRIPTION OF OUR COMMON UNITS

For a description of our common units, please refer to our registration statement on Form 8-A filed on December 23, 2014, including any subsequent amendments or reports filed for the purpose of updating such description.

DESCRIPTION OF OTHER CLASSES OF UNITS

Our Fourth Amended and Restated Agreement of Limited Partnership (as may be amended from time to time, our “Partnership Agreement”) authorizes us to issue an unlimited number of additional limited partner interests and other equity securities for the consideration and with the rights, preferences and privileges established by our general partner without the approval of any of our limited partners. As of the date of this prospectus, the only classes of limited partner interests outstanding are the common units, the Series A Preferred Units and the Series B Preferred Units.

For a description of our Series A Preferred Units, please refer to our registration statement on Form 8-A filed on July 23, 2015, and for a description of our Series B Preferred Units, please refer to our registration statement on Form 8-A filed on October 23, 2018, in each case, including any subsequent amendments or reports filed for the purpose of updating such descriptions.

Should we offer other classes of units under this prospectus, a prospectus supplement relating to the particular class or series of units offered will include the specific terms of those units, including, among other things, the following:

•	the designation, stated value, and liquidation preference of the units and the maximum number of units to constitute the class or series;

•	the number of units to be offered;

•	the public offering price at which the units will be issued;

•	any sinking fund provisions of the units;

•	the voting rights, if any, of the units;

•	the distribution rights of the units, if any;

•	whether the units will be redeemable and, if so, the price and the terms and conditions on which the units may be redeemed, including the time during which the units may be redeemed and any accumulated distributions thereof, if any, that the holders of the units will be entitled to receive upon the redemption thereof;

•	the terms and conditions, if any, on which the units will be convertible into, or exchangeable for, the units of any other class or series of units representing limited partner interests, including the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same;

•	a discussion of any additional material federal income tax considerations (other than as discussed in this prospectus), if any, regarding the units;

•	any additional rights, preferences, privileges, limitations, and restrictions of the units; and

•	any other information we think is important about the units.

The particular terms of any class or series of units will also be described in the amendment to our Partnership Agreement relating to that class or series of units, which will be filed as an exhibit to or incorporated by reference in this prospectus at or before the time of issuance of any such class or series of units.

Such units will be fully paid and non-assessable when issued upon full payment of the purchase price therefor, subject to applicable provisions under the Marshall Islands Limited Partnership Act. The transfer agent, registrar, and distributions disbursement agent for the units will be designated in the applicable prospectus supplement.

DESCRIPTION OF DEBT SECURITIES AND GUARANTEES OF DEBT SECURITIES

We may offer and issue debt securities and guarantees of debt securities from time to time in one or more series, under one or more indentures, each dated as of a date on or prior to the issuance of the debt securities to which it relates, and pursuant to an applicable prospectus supplement. We may issue senior debt securities and subordinated debt securities pursuant to separate indentures, a senior indenture and a subordinated indenture, respectively, in each case between us and the trustee named in the indenture. We have filed forms of these documents as exhibits to the registration statement, of which this prospectus forms a part. The senior indenture and the subordinated indenture, as amended or supplemented from time to time, are sometimes referred to individually as an “indenture” and collectively as the “indentures.” Each indenture will be subject to and governed by the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act, and will be construed in accordance with and governed by the laws of the State of New York, without giving effect to any principles thereof relating to conflicts of law that would result in the application of the laws of any other jurisdiction, unless otherwise stated in the applicable prospectus supplement and indenture (or post-effective amendment hereto). The debt securities and guarantees of debt securities will be construed in accordance with and governed by the laws of the State of New York, without giving effect to any principles thereof relating to conflicts of law that would result in the application of the laws of any other jurisdiction, unless otherwise stated in the applicable prospectus supplement (or a post-effective amendment hereto).

The aggregate principal amount of debt securities which may be issued under each indenture will contain the specific terms of any series of debt securities or provide that those terms must be set forth in or determined pursuant to, an authorizing resolution, as defined in the applicable prospectus supplement, and/or a supplemental indenture, if any, relating to such series. Our debt securities may be convertible or exchangeable into any of our equity or other debt securities.

Certain of our subsidiaries may guarantee the debt securities we offer. Those guarantees may or may not be secured by liens, mortgages, and security interests in the assets of those subsidiaries. The terms and conditions of any such subsidiary guarantees, and a description of any such liens, mortgages or security interests, will be set forth in the prospectus supplement that will accompany this prospectus.

The following description sets forth certain general terms and provisions of the debt securities. The particular terms and provisions of the debt securities offered by any prospectus supplement, and the extent to which the general terms and provisions described below may apply to the offered debt securities, will be described in the applicable subsequent filings. We refer to any applicable prospectus supplement, amendment to the registration statement of which this prospectus forms a part, and reports we file with the SEC under the Exchange Act as “subsequent filings.” The statements below are not complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the applicable indenture. The specific terms of any debt securities that we may offer, including any modifications of, or additions to, the general terms described below as well as any applicable material U.S. federal income tax considerations concerning the ownership of such debt securities will be described in the applicable prospectus supplement and indenture and, as applicable, supplemental indenture. Accordingly, for a complete description of the terms of a particular issue of debt securities, the general description of the debt securities set forth below should be read in conjunction with the applicable prospectus supplement and indenture, as amended or supplemented from time to time.

General

We expect that neither indenture will limit the amount of debt securities which may be issued. The debt securities may be issued in one or more series. The senior debt securities may be secured or unsecured and may rank on a parity with all of our other unsecured and unsubordinated indebtedness. Each series of subordinated debt securities may be secured or unsecured and subordinated to all present and future senior indebtedness. Any such debt securities will be described in an accompanying prospectus supplement.

You should read the applicable indenture and subsequent filings relating to the particular series of debt securities for the following terms of the offered debt securities:

•	the designation, aggregate principal amount, and authorized denominations, and the obligors with respect thereto;

•	the issue price, expressed as a percentage of the aggregate principal amount;

•	the maturity date;

•	the interest rate per annum, if any;

•	if the offered debt securities provide for interest payments, the date from which interest will accrue, the dates on which interest will be payable, the date on which payment of interest will commence and the regular record dates for interest payment dates;

•	any optional or mandatory sinking fund provisions or exchangeability provisions;

•	the terms and conditions upon which conversion of any convertible debt securities may be effected, including the conversion price, the conversion period, and other conversion provisions;

•	the date, if any, after which and the price or prices at which the offered debt securities may be optionally redeemed or must be mandatorily redeemed and any other terms and provisions of optional or mandatory redemptions;

•	if other than denominations of $1,000 and any integral multiple thereof, the denominations in which offered debt securities of the series will be issuable;

•	if other than the full principal amount, the portion of the principal amount of offered debt securities of the series which will be payable upon acceleration or provable in bankruptcy;

•	any events of default not set forth in this prospectus;

•	the currency or currencies, including composite currencies, in which principal, premium and interest will be payable, if other than the currency of the United States of America;

•	if principal, premium or interest is payable, at our election or at the election of any holder, in a currency other than that in which the offered debt securities of the series are stated to be payable, the period or periods within which, and the terms and conditions upon which, the election may be made;

•	whether interest will be payable in cash or additional securities at our or the holder’s option and the terms and conditions upon which the election may be made;

•	if denominated in a currency or currencies other than the currency of the United States of America, the equivalent price in the currency of the United States of America for purposes of determining the voting rights of holders of those debt securities under the applicable indenture;

•	if the amount of payments of principal, premium or interest may be determined with reference to an index, formula or other method based on a coin or currency other than that in which the offered debt securities of the series are stated to be payable, the manner in which the amounts will be determined;

•	any restrictive covenants or other material terms relating to the offered debt securities;

•	whether the offered debt securities will be issued in the form of global securities or certificates in registered form

•	any listing on any securities exchange or quotation system;

•	additional provisions, if any, related to defeasance and discharge of the offered debt securities;

•	whether the debt securities will be our senior or subordinated securities;

•	whether the debt securities will be our secured or unsecured obligations;

•	the applicability and terms of any guarantees; and

•	any other special features of the debt securities.

Subsequent filings may include additional terms not listed above. Unless otherwise indicated in subsequent filings with the SEC relating to the indenture, principal, premium and interest will be payable and the debt securities will be transferable at the corporate trust office of the applicable trustee. Unless other arrangements are made or set forth in subsequent filings or a supplemental indenture, principal, premium and interest will be paid by checks mailed to the registered holders at their registered addresses.

Unless otherwise indicated in subsequent filings with the SEC, the debt securities will be issued only in fully registered form without coupons, in denominations of $1,000 or any integral multiple thereof. No service charge will be made for any transfer or exchange of the debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with these debt securities.

Some or all of the debt securities may be issued as discounted debt securities, bearing no interest or interest at a rate which at the time of issuance is below market rates, to be sold at a substantial discount below the stated principal amount. United States federal income tax consequences and other special considerations applicable to any discounted securities will be described in subsequent filings with the SEC relating to those securities.

We refer you to applicable subsequent filings with respect to any deletions or additions or modifications from the description contained in this prospectus.

Senior Debt (Secured and Unsecured)

We may issue senior debt securities, which may be secured or unsecured, under the senior debt indenture. The senior debt securities will rank on an equal basis with all our other senior debt except subordinated debt. The senior debt securities will be effectively subordinated, however, to all of our secured debt to the extent of the value of the collateral securing such debt. We will disclose the amount of our debt in the prospectus supplement.

Subordinated Debt

We may issue subordinated debt securities under a subordinated debt indenture. Subordinated debt would rank subordinate and junior in right of payment, to the extent set forth in the subordinated debt indenture, to all our senior debt (both secured and unsecured).

Covenants

Any series of offered debt securities may have covenants in addition to or differing from those included in the applicable indenture which will be described in subsequent filings prepared in connection with the offering of such securities, limiting or restricting, among other things:

•	the ability of us or our subsidiaries to incur either secured or unsecured debt, or both;

•	the ability to make certain payments, distributions, redemptions or repurchases;

•	our ability to create distributions and other payment restrictions affecting our subsidiaries;

•	our ability to make investments;

•	mergers and consolidations by us or our subsidiaries;

•	sales of assets by us;

•	our ability to enter into transactions with affiliates;

•	our ability to incur liens; and

•	sale and leaseback transactions.

Modification of the Indentures

We expect that each indenture and the rights of the respective holders may be modified by us only with the consent of holders of not less than a majority in aggregate principal amount of the outstanding debt securities of all series under the respective indenture affected by the modification, taken together as a class. But we expect that no modification that:

•	changes the amount of securities whose holders must consent to an amendment, supplement or waiver;

•	reduces the rate of or changes the interest payment time on any security or alters its redemption provisions (other than any alteration to any such section which would not materially adversely affect the legal rights of any holder under the indenture) or the price at which we are required to offer to purchase the securities;

•	reduces the principal or changes the maturity of any security or reduces the amount of, or postpones the date fixed for, the payment of any sinking fund or analogous obligation;

•	waives a default or event of default in the payment of the principal of or interest, if any, on any security (except a rescission of acceleration of the securities of any series by the holders of at least a majority in principal amount of the outstanding securities of that series and a waiver of the payment default that resulted from such acceleration);

•	makes the principal of or interest, if any, on any security payable in any currency other than that stated in the security;

•	makes any change with respect to holders’ rights to receive principal and interest, the terms pursuant to which defaults can be waived, certain modifications affecting holders or certain currency-related issues; or

•	waives a redemption payment with respect to any security or changes any of the provisions with respect to the redemption of any securities will be effective against any holder without their consent.

In addition, other terms as specified in subsequent filings may be modified without the consent of the holders.

Events of Default

We expect that each indenture will define an event of default for the debt securities of any series as being any one of the following events:

•	default in any payment of interest when due which continues for 30 days;

•	default in any payment of principal or premium at maturity;

•	default in the deposit of any sinking fund payment when due;

•	default in the performance of any covenant in the debt securities or the applicable indenture which continues for 60 days after we receive notice of the default;

•	default under a bond, debenture, note or other evidence of indebtedness for borrowed money by us or our subsidiaries (to the extent we are directly responsible or liable therefor) having a principal amount in excess of a minimum amount set forth in the applicable subsequent filing, whether such indebtedness now exists or is hereafter created, which default shall have resulted in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such acceleration having been rescinded or annulled or cured within 30 days after we receive notice of the default; and

•	events of bankruptcy, insolvency or reorganization.

An event of default of one series of debt securities will not necessarily constitute an event of default with respect to any other series of debt securities.

There may be such other or different events of default as described in an applicable subsequent filing with respect to any class or series of offered debt securities.

We expect that under each indenture, in case an event of default occurs and continues for the debt securities of any series, the applicable trustee or the holders of not less than 25% in aggregate principal amount of the debt securities then outstanding of that series may declare the principal and accrued but unpaid interest of the debt securities of that series to be due and payable. Any event of default for the debt securities of any series which has been cured is expected to be permitted to be waived by the holders of a majority in aggregate principal amount of the debt securities of that series then outstanding.

We expect that each indenture will require us to file annually after debt securities are issued under that indenture with the applicable trustee a written statement signed by two of our officers as to the absence of material defaults under the terms of that indenture. We also expect that each indenture will provide that the applicable trustee may withhold notice to the holders of any default if it considers it in the interest of the holders to do so, except notice of a default in payment of principal, premium or interest.

Subject to the duties of the trustee in case an event of default occurs and continues, we expect that each indenture will provide that the trustee is under no obligation to exercise any of its rights or powers under that indenture at the request, order or direction of holders unless the holders have offered to the trustee reasonable indemnity. Subject to these provisions for indemnification and the rights of the trustee, each indenture is expected to provide that the holders of a majority in principal amount of the debt securities of any series then outstanding have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee as long as the exercise of that right does not conflict with any law or the indenture.

Defeasance and Discharge

The terms of each indenture are expected to provide us with the option to be discharged from any and all obligations in respect of the debt securities issued thereunder upon the deposit with the trustee, in trust, of money or United States government obligations, or both, which through the payment of interest and principal in accordance with their terms will provide money in an amount sufficient to pay any installment of principal, premium, if any, and interest on, and any mandatory sinking fund payments in respect of, the debt securities on the stated maturity of the payments in accordance with the terms of the debt securities and the indenture governing the debt securities. We expect that this right may only be exercised if, among other things, we have received from, or there has been published by, the United States Internal Revenue Service a ruling to the effect that such a discharge will not be deemed, or result in, a taxable event with respect to holders. This discharge would not apply to our obligations to register the transfer or exchange of debt securities, to replace stolen, lost or mutilated debt securities, to maintain paying agencies and hold moneys for payment in trust.

Defeasance of Certain Covenants

We expect that the terms of the debt securities provide us with the right not to comply with specified covenants and that specified events of default described in a subsequent filing will not apply provided we deposit with the trustee money or U.S. government obligations, or both, which through the payment of interest and principal will provide money in an amount sufficient to pay any installment of principal, premium, if any, and interest on, and any mandatory sinking fund payments in respect of, the debt securities on the stated maturity of such payments in accordance with the terms of the debt securities and the indenture governing such debt securities. We expect that to exercise this right, we will also be required to deliver to the trustee an opinion of counsel to the effect that the deposit and related covenant defeasance should not cause the holders of such series to recognize income, gain or loss for United States federal income tax purposes.

A subsequent filing may further describe the provisions, if any, of any particular series of offered debt securities permitting a discharge defeasance.

Guarantees of Debt Securities

Certain of our subsidiaries may guarantee the debt securities we offer. In that case, the terms and conditions of the subsidiary guarantees will be set forth in the applicable prospectus supplement. Guarantees may be secured or unsecured and senior or subordinated. The particular terms of guarantees of a particular issue of debt securities will be described in the related prospectus supplement. Unless we indicate differently in the applicable prospectus supplement, if any of our subsidiaries guarantee any of our debt securities that are subordinated to any of our senior indebtedness, then the subsidiary guarantees will be subordinated to the senior indebtedness of such subsidiary to the same extent as our debt securities are subordinated to our senior indebtedness.

Global Securities

We may issue the debt securities in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees. If not described below, any specific terms of the depositary arrangement with respect to any debt securities to be represented by a registered global security will be described in the prospectus supplement relating to those debt securities. We anticipate that the following provisions will apply to all depositary arrangements:

Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or selling agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some jurisdictions may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities. So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the indenture.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase debt securities, common units, other classes of units or other securities or any combination of the foregoing. We may issue warrants independently or together with other securities. Warrants sold with other securities may be attached to or separate from the other securities. We will issue warrants under one or more warrant agreements between us and a warrant agent that we will name in the prospectus supplement or directly between us and the warrant holder.

The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.

The prospectus supplement relating to any warrants that we may offer will include specific terms relating to the offering, including the terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement. We will file the form of any warrant agreement with the SEC, and you should read the warrant agreement for provisions that may be important to you. The prospectus supplement will include some or all of the following terms:

•	the title of the warrants;

•	the aggregate number of warrants offered;

•	the designation and terms of the common units or other classes of units that may be purchased upon exercise of the warrants, and procedures by which those numbers may be adjusted;

•	the exercise price of the warrants;

•	the dates or periods during which the warrants are exercisable;

•	the designation and terms of any securities with which the warrants are issued;

•	if the warrants are issued as a unit with another security, the date, if any, on and after which the warrants and the other security will be separately transferable;

•	if the exercise price is not payable in U.S. dollars, the foreign currency, currency unit, or composite currency in which the exercise price is denominated;

•	any minimum or maximum number of warrants that may be exercised at any one time;

•	any terms, procedures and limitations relating to the transferability, exchange, exercise, amendment, or termination of the warrants;

•	any adjustments to the terms of the warrants resulting from the occurrence of certain events or from the entry into or consummation by us of certain transactions; and

•	any other information we think is important about the warrants.

The warrants will be construed in accordance with and governed by the laws of the State of New York, without giving effect to any principles thereof relating to conflicts of law that would result in the application of the laws of any other jurisdiction, unless otherwise stated in the applicable prospectus supplement (or a post-effective amendment hereto).

DESCRIPTION OF RIGHTS

We may issue rights to purchase our equity securities. These rights may be issued independently or together with any other security offered by this prospectus and may or may not be transferable by the holder receiving the rights in the rights offering. In connection with any rights offering, we may enter into a standby underwriting agreement with one or more underwriters pursuant to which the underwriter will purchase any securities that remain unsubscribed for upon completion of the rights offering.

The applicable prospectus supplement relating to any rights will describe the terms of the offered rights.

The description in the applicable prospectus supplement of any rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable rights certificate or rights agreement, which will be filed with the Commission if we offer rights. For more information on how you can obtain copies of any rights certificate or rights agreement if we offer rights, see “Where You Can Find More Information” of this prospectus. We urge you to read the applicable rights certificate, the applicable rights agreement and any applicable prospectus supplement in their entirety.

The rights will be construed in accordance with and governed by the laws of the State of New York, without giving effect to any principles thereof relating to conflicts of law that would result in the application of the laws of any other jurisdiction, unless otherwise stated in the applicable prospectus supplement (or a post-effective amendment hereto).

DESCRIPTION OF PURCHASE CONTRACTS

We may issue purchase contracts for the purchase or sale of debt or equity securities issued by us, a basket of such securities, an index or indices of such securities, or any combination of the above as specified in the applicable prospectus supplement.

Each purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase, on specified dates, such securities at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement. We may, however, satisfy our obligations, if any, with respect to any purchase contract by delivering the cash value of such purchase contract or the cash value of the security otherwise deliverable, as set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities, and any acceleration, cancellation or termination provisions, provisions relating to U.S. federal income tax considerations, if any, or other provisions relating to the settlement of a purchase contract.

The purchase contracts may require us to make periodic payments to the holders thereof or vice versa, which payments may be deferred to the extent set forth in the applicable prospectus supplement, and those payments may be unsecured or pre-funded on some basis. The purchase contracts may require the holders thereof to secure their obligations in a specified manner to be described in the applicable prospectus supplement. Alternatively, purchase contracts may require holders to satisfy their obligations thereunder when the purchase contracts are issued. Our obligation to settle such pre-paid purchase contracts on the relevant settlement date may constitute indebtedness. Accordingly, pre-paid purchase contracts will be issued under an indenture.

The purchase contracts will be construed in accordance with and governed by the laws of the State of New York, without giving effect to any principles thereof relating to conflicts of law that would result in the application of the laws of any other jurisdiction, unless otherwise stated in the applicable prospectus supplement (or a post-effective amendment hereto).

SUMMARY OF OUR PARTNERSHIP AGREEMENT

A copy of our Partnership Agreement is filed as an exhibit to the registration statement of which this prospectus is a part. A summary of the important provisions of our Partnership Agreement and the rights and privileges of our unitholders is included in our 2023 Annual Report, including any subsequent amendments or reports filed for the purpose of updating such description. Please read “Where You Can Find More Information.”

OUR CASH DISTRIBUTION POLICY AND RESTRICTIONS ON DISTRIBUTIONS

You should read the following discussion of our cash distribution policy and restrictions on distributions in conjunction with specific assumptions included in this section. In addition, you should read “Forward-Looking Statements” and “Risk Factors” for information regarding statements that do not relate strictly to historical or current facts and certain risks inherent in our business.

General

Rationale for Our Cash Distribution Policy

Our cash distribution policy reflects a judgment that our unitholders will be better served by our distributing our available cash rather than retaining it because, in general, we plan to finance any expansion capital expenditures from external financing sources. Our cash distribution policy is consistent with the terms of our Partnership Agreement, which requires that we distribute all of our available cash quarterly. Available cash is generally defined to mean, for each quarter cash generated from our business less the amount of cash reserves established by our Board of Directors at the date of determination of available cash for the quarter to provide for the proper conduct of our business (including reserves for our future capital expenditures and anticipated future credit needs subsequent to that quarter), comply with applicable law, any of our debt instruments or other agreements; and provide funds for distributions to our unitholders and to our General Partner for any one or more of the next four quarters, plus, if our Board of Directors so determines, all or any portion of the cash on hand on the date of determination of available cash for the quarter resulting from working capital borrowings made subsequent to the end of such quarter.

Limitations on Cash Distributions and Our Ability to Change Our Cash Distribution Policy

There is no guarantee that unitholders will receive quarterly distributions from us. Our cash distribution policy is subject to certain restrictions and may be changed or eliminated at any time. Set forth below are certain factors that influence our cash distribution policy:

•	Our unitholders have no contractual or other legal right to receive distributions other than the obligation under our Partnership Agreement to distribute available cash on a quarterly basis, which is subject to the broad discretion of our Board of Directors to establish reserves and other limitations.

•	We are and will be subject to restrictions on distributions under our existing financing arrangements as well as under any new financing arrangements or other transactions that we may enter into in the future. Our new and existing financing arrangements may contain financial and other covenants that must be satisfied prior to paying distributions in order to declare and pay such distributions or that may restrict or prohibit the payment of distributions. If we are unable to satisfy the requirements contained in any of our financing arrangements or are otherwise in default under any of those agreements, there could be a material adverse effect on our financial condition and our ability to make cash distributions to our unitholders notwithstanding our cash distribution policy.

•	We are required to make substantial capital expenditures to maintain and replace our Fleet. These expenditures may fluctuate significantly over time, particularly as our vessels near the end of their respective useful lives. In order to minimize these fluctuations, our Partnership Agreement requires us to deduct estimated, as opposed to actual, maintenance and replacement capital expenditures from the amount of cash that we would otherwise have available for distribution to our unitholders. In years when estimated maintenance and replacement capital expenditures are higher than actual maintenance and replacement capital expenditures, the amount of cash available for distribution to unitholders will be lower than if actual maintenance and replacement capital expenditures were deducted.

•	Although our Partnership Agreement requires us to distribute all of our available cash, our Partnership Agreement, including provisions contained therein requiring us to make cash distributions may be amended, with the approval of a majority of the outstanding common units.

•	Even if our cash distribution policy is not modified or revoked, the amount of distributions we pay under our cash distribution policy and the decision to make any distribution is determined by our Board of Directors, taking into consideration the terms of our Partnership Agreement.

•	Under Section 51 of the Marshall Islands Limited Partnership Act, we may not make a distribution to our unitholders if the distribution would cause our liabilities to exceed the fair value of our assets.

•	We may lack sufficient cash to pay distributions to our unitholders due to decreases in total operating revenues, decreases in hire rates, the loss of a vessel or increases in operating or general and administrative expenses, principal and interest payments on outstanding debt, taxes, working capital requirements, maintenance and replacement capital expenditures or anticipated cash needs. See “Item 3. Key Information—D. Risk Factors” in our 2023 Annual Report for a discussion of these factors.

•	Our ability to make distributions to our unitholders depends on the performance of our subsidiaries and their ability to distribute cash to us. The ability of our subsidiaries to make distributions to us may be restricted by, among other things, the provisions of existing and future indebtedness, applicable limited partnership and limited liability company laws in the Marshall Islands and other laws and regulations.

Distributions on our Units

Series A Preferred Unit Distributions

Series A Preferred Unitholders are entitled under our Partnership Agreement to receive cumulative cash distributions when, as and if declared by our Board of Directors, out of legally available funds for such purpose. Distributions on Series A Preferred Units are cumulative and accrue at the distribution rate of 9.0%.

Series B Preferred Unit Distributions

Until November 22, 2023, Series B Preferred Unitholders were entitled under our Partnership Agreement to receive cumulative cash distributions payable on the Series B Preferred Units at a fixed rate equal to 8.75% per annum. Effective as of November 22, 2023, in accordance with the terms of the Series B Preferred Units, the distribution rate for the Series B Preferred Units changed from fixed to floating, and is equal to the Term Secured Overnight Financing Rate for the applicable three-month tenor published by the Chicago Mercantile Exchange plus the credit spread adjustment of 0.26161% (“Credit Adjusted Three-Month CME Term SOFR”) plus a spread of 5.593% (the “Margin”) per annum per $25.00 stated liquidation preference per unit. The applicable distribution rate for each distribution period is determined every three months by the calculation agent for the Series B Preferred Units. The calculation agent selected Credit Adjusted Three-Month CME Term SOFR as the comparable substitute base rate for the Three-Month LIBOR Rate, which otherwise would have been the applicable base rate. LIBOR rates were discontinued as of June 30, 2023.

Minimum Quarterly Distribution

Common unitholders are entitled under our Partnership Agreement to receive a minimum quarterly distribution of $0.365 per unit, after distributions are made on the Series A Preferred Units and the Series B Preferred Units but, to the extent we have sufficient cash on hand to pay the distribution, after establishment of cash reserves and payment of fees and expenses and if permitted under our existing and future debt agreements. Under the terms of the $675 Million Credit Facility, the Partnership is restricted from paying distributions to its common unitholders while borrowings are outstanding. As such, since entry into the $675 Million Credit Facility, we have discontinued minimum quarterly distributions to our common unitholders. There is no guarantee that we will pay the minimum quarterly distribution to common unitholders, the general partner or to holders of the incentive distribution rights in the future. Please read “Item 5. Operating and Financial Review and Prospects—B. Liquidity and Capital Resources” of our 2023 Annual Report for a discussion of the restrictions contained in our debt agreements that may restrict our ability to make distributions.

Subordination Period

General

Prior to the expiration of the subordination period, the common units had the right to receive distributions of available cash from operating surplus in an amount equal to the minimum quarterly distribution of $0.365 per unit, plus any arrearages in the payment of the minimum quarterly distribution on the common units from prior quarters, before any distributions of available cash from operating surplus may be made on the subordinated units. On January 23, 2017, upon our payment to unitholders of the quarterly distribution in respect of the fourth quarter of 2016, the conditions set forth in the Partnership Agreement for the conversion of the subordinated units were satisfied and the subordination period expired. At the expiration of the subordination period, the 14,985,000 subordinated units owned by the Sponsor converted into common units on a one-for-one basis.

Incentive Distribution Rights

Incentive distribution rights represent the right to receive an increasing percentage of quarterly distributions of available cash from operating surplus after the minimum quarterly distribution and the target distribution levels have been achieved. Our General Partner currently holds the incentive distribution rights. The incentive distribution rights may be transferred separately from our general partner interest, subject to restrictions in the Partnership Agreement. Subsequent to December 31, 2016, the General Partner or any other holder of incentive distribution rights may transfer any or all of its incentive distribution rights without unitholder approval. Any transfer by our general partner of the incentive distribution rights would not change the percentage allocations of quarterly distributions with respect to such rights.

The following table illustrates the percentage allocations of the additional available cash from operating surplus among the unitholders, our General Partner and the holders of the incentive distribution rights up to the various target distribution levels. The amounts set forth under “Marginal Percentage Interest in Distributions” are the percentage interests of the unitholders, our General Partner and the holders of the incentive distribution rights in any available cash from operating surplus we distribute up to and including the corresponding amount in the column “Total Quarterly Distribution Target Amount,” until available cash from operating surplus we distribute reaches the next target distribution level, if any. The percentage interests shown for the unitholders, our General Partner and the holders of the incentive distribution rights for the minimum quarterly distribution are also applicable to quarterly distribution amounts that are less than the minimum quarterly distribution. The percentage interests shown for our General Partner include its 0.1% General Partner interest only and assume that our General Partner has contributed any capital necessary to maintain its 0.1% General Partner interest.

	Marginal Percentage Interest in Distributions
	Total Quarterly Distribution Target Amount	Unitholders	General Partner	Holders of IDRs
Minimum Quarterly Distribution	$0.365	99.9%	0.1%	0.0%
First Target Distribution	up to $0.420	99.9%	0.1%	0.0%
Second Target Distribution	above $0.420 up to $0.456	85.0%	0.1%	14.9%
Third Target Distribution	Above $0.456 up to $0.548	75.0%	0.1%	24.9%
Thereafter	above $0.548	50.0%	0.1%	49.9%

TAX CONSIDERATIONS

Our 2023 Annual Report, as updated by annual and other reports and documents that we file with the SEC after the date of this prospectus and that are incorporated by reference herein, provides a discussion of the material U.S. federal income tax considerations and Marshall Islands tax considerations that may be relevant to prospective investors in our common units. The applicable prospectus supplement may also contain information about any material U.S. federal income tax considerations and any material non-U.S. tax considerations relating to the securities covered by such prospectus supplement.

SELLING UNITHOLDER

As of the date of this prospectus, Dynagas Holding, or the Selling Unitholder, owns 15,595,000 common units, or approximately 42.4% of our outstanding common units. The following table sets forth information with respect to the beneficial ownership of our common units held by the Selling Unitholder. The Selling Unitholder is offering up to an aggregate of 15,595,000 of our common units, 14,985,000 of which were previously acquired on January 23, 2017 upon the conversion of our outstanding subordinated units, all of which were owned by the Selling Unitholder, into common units on a one-for-one basis at the expiration of the subordination period. The subordination period expired upon our payment to unitholders of the quarterly distribution in respect of the fourth quarter of 2016 at which time the conditions set forth in the Partnership Agreement for the conversion of the subordinated units were satisfied. The Selling Unitholder may sell some, all or none of their units covered by this prospectus.

Selling Unitholder	Common Units Owned Prior to the Offering	Percentage of Class Prior to the Offering(1)	Total Common Units Offered Hereby	Percentage of the Class Following the Offering(2)
Dynagas Holding Ltd.(3)	15,595,000	42.4%	15,595,000	0%

_________________________

(1)	Based on 36,802,247 common units outstanding as of the date of this prospectus.
(2)	Assumes that the Selling Unitholder sells all of the common units offered hereby.
(3)	Dynagas Holding is beneficially owned by the Prokopiou Family, including the chairman of our Board of Directors, Georgios Prokopiou and his daughters Elisavet Prokopiou, Johanna Procopiou, Marina Kalliope Prokopiou, and Maria Eleni Prokopiou, which collectively have a business address at 23, Rue Basse, 98000 Monaco.

PLAN OF DISTRIBUTION

We or the Selling Unitholder may sell or distribute our securities included in this prospectus through underwriters, through agents, to dealers, in private transactions, at market prices prevailing at the time of sale, at prices related to the prevailing market prices, or at negotiated prices, or otherwise.

In addition, we or the Selling Unitholder may sell some or all of our securities included in this prospectus through:

•	a block trade in which a broker-dealer may resell a portion of the block, as principal, in order to facilitate the transaction;
•	a distribution to our existing unitholders;
•	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;
•	ordinary brokerage transactions and transactions in which a broker solicits purchasers; or
•	trading plans entered into by us pursuant to Rule 10b5-1 under Exchange Act that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of our securities on the basis of parameters described in such trading plans.

In addition, we or the Selling Unitholder may enter into options or other types of transactions that require us or them to deliver our securities to a broker-dealer, who will then resell or transfer the securities under this prospectus. We or the Selling Unitholder may enter into hedging transactions with respect to our securities. For example, we or the Selling Unitholder may:

•	enter into transactions involving short sales of our securities by broker-dealers;
•	sell securities short and deliver the securities to close out short positions;
•	enter into options or other types of transactions that require us or them to deliver securities to a broker-dealer, who will then resell or transfer the securities under this prospectus; or
•	loan or pledge the securities to a broker-dealer, who may sell the loaned securities or, in the event of default, sell the pledged securities.

The Selling Unitholder may also sell securities under Rule 144 or any other exemption from registration under the Securities Act of 1933, as amended, or the Securities Act, if available, rather than under this prospectus.

We or the Selling Unitholder may enter into derivative transactions with third parties, or sell securities, including securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or the Selling Unitholder or borrowed from us or the Selling Unitholder to settle those sales or to close out any related open borrowings of stock, and may use securities received from us or the Selling Unitholder in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions may be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, we or the Selling Unitholder may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

The Selling Unitholder and any broker-dealers or other persons acting on our behalf or on the behalf of the Selling Unitholder that participate with us or the Selling Unitholder in the distribution of the securities may be deemed to be underwriters and any commissions received or profit realized by them on the resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. As a result, Regulation M, promulgated under the Exchange Act, may apply to sales by the Selling Unitholder in the market. We or the Selling Unitholder may agree to indemnify any broker, dealer, or agent that participates in transactions involving the sale of our common units against certain liabilities, including liabilities arising under the Securities Act.

At the time that any particular offering of securities is made, to the extent required by the Securities Act, a prospectus supplement will be distributed, setting forth the terms of the offering, including the aggregate number of securities being offered, the purchase price of the securities, the public offering price of the securities, the names of any underwriters, dealers or agents, any discounts, commissions and other items constituting compensation from us and any discounts, commissions or concessions allowed or re-allowed or paid to dealers. Furthermore, we, our executive officers, our directors and the Selling Unitholder may agree, subject to certain exemptions, that for a certain period from the date of the prospectus supplement under which the securities are offered, we and they will not, without the prior written consent of an underwriter, offer, sell, contract to sell, pledge or otherwise dispose of any of our common units or any securities convertible into or exchangeable for our common units. However, an underwriter, in its sole discretion, may release any of the securities subject to these lock-up agreements at any time without notice. We expect an underwriter to exclude from these lock-up agreements securities exercised and/or sold pursuant to trading plans entered into by any selling unitholder pursuant to Rule 10b5-1 under the Exchange Act, that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of the securities on the basis of parameters described in such trading plans.

Underwriters or agents could make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an at-the-market offering as defined in Rule 415 promulgated under the Securities Act, which includes sales made directly on or through the NYSE, the existing trading market for our common units, or sales made to or through a market maker other than on an exchange.

We will bear the costs relating to the securities offered and sold by us under this registration statement.

SERVICE OF PROCESS AND ENFORCEMENT OF CIVIL LIABILITIES

We are organized under the laws of the Marshall Islands as a limited partnership. All of our directors and officers and those of our subsidiaries are residents of countries other than the United States. Substantially all of our and our subsidiaries’ assets and a substantial portion of the assets of our directors and officers are located outside the United States. As a result, it may be difficult or impossible for United States investors to effect service of process within the United States upon us, our directors or officers, our subsidiaries or to realize against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

In addition, there is uncertainty as to whether the courts of the Marshall Islands would (1) recognize or enforce against us, or our directors or officers, judgments of courts of the United States based on civil liability provisions of applicable U.S. federal and state securities laws; or (2) impose liabilities against us or our directors and officers in original actions brought in the Marshall Islands, based on these laws.

LEGAL MATTERS

Unless otherwise stated in the applicable prospectus supplement, the validity of the securities and certain other legal matters with respect to United States Federal law and the laws of New York, Delaware, and the Republic of the Marshall Islands will be passed upon for us and the Selling Unitholder, as applicable, by our counsel, Watson Farley & Williams LLP. Gauci-Maistre Xynou, 147/8 St. Lucia Street, Valletta VLT 1185, Malta, will provide an opinion regarding certain matters under the laws of Malta.

EXPERTS

The consolidated financial statements of Dynagas LNG Partners LP, appearing in Dynagas LNG Partners LP’s Annual Report (Form 20-F) for the year ended December 31, 2023, have been audited by Ernst Young (Hellas) Certified Auditors Accountants S.A., independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing. Ernst & Young (Hellas) Certified Auditors Accountants S.A. is located at Chimarras 8B, 15125, Maroussi, Greece and is registered as a corporate body with the public register for company auditors-accountants kept with the Body of Certified-Auditors-Accountants, or SOEL, Greece with registration number 107.

The sections included in our 2023 Annual Report, incorporated herein by reference, which have been attributed to Drewry Shipping Consultants Ltd., including the section entitled “The International Liquefied Natural Gas (LNG) Shipping Industry,” have been reviewed by Drewry Shipping Consultants Ltd., which has confirmed to us that such sections accurately describe the international LNG shipping market, subject to the availability and reliability of the data supporting the statistical information presented.

EXPENSES

The following table sets forth the costs and expenses, other than the underwriting discounts and commissions, in connection with the issuance and distribution of the securities covered by this prospectus. All amounts are estimated, except the SEC registration fee and the FINRA fee.

U.S. Securities and Exchange Commission registration fee	$60,614(1)
Financial Industry Regulatory Authority filing fee	*
NYSE listing fee	*
Legal fees and expenses	*
Accounting fees and expenses	*
Printing and engraving costs	*
Transfer agent fees and other	*
Miscellaneous	*
Total	*

_______________________

(1)	The amount of the registration fee was previously paid.
*	To be provided in a prospectus supplement or in a Report on Form 6-K subsequently incorporated by reference into this prospectus.

$350,000,000

Common Units Representing Limited Partner Interests
Other Classes of Units Representing Limited Partner Interests
Debt Securities and Guarantees, Warrants, Rights, Purchase Contracts
and

15,595,000

Common Units Representing Limited Partner Interests Offered by the Selling Unitholder

Dynagas LNG Partners LP

PROSPECTUS

                  , 2024

Part II

Information Not Required in the Prospectus

Item 8. Indemnification of Directors and Officers.

Indemnification of Directors and Officers and Limitation of Liability

Dynagas LNG Partners LP (the “Partnership”) is a Marshall Islands limited partnership. Under the Marshall Islands Limited Partnership Act, a partnership agreement may set forth that the partnership shall indemnify and hold harmless any partner or other person from and against any and all claims and demands whatsoever. Under the Partnership’s Fourth Amended and Restated Agreement of Limited Partnership (the “Partnership Agreement”), in most circumstances, it will indemnify the following persons, to the fullest extent permitted by law, from and against all losses, claims, damages or similar events:

(1)	its General Partner;
(2)	any departing General Partner;
(3)	any person who is or was an affiliate of its General Partner or any departing General Partner;
(4)	any person who is or was an officer, director, member, fiduciary or trustee of any entity described in (1), (2) or (3) above;
(5)	any person who is or was serving as a director, officer, member, fiduciary or trustee of another person at the request of its Board of Directors, its General Partner or any departing General Partner;
(6)	any person designated by its Board of Directors;
(7)	the members of its Board of Directors; and
(8)	any of its officers.

Any indemnification under these provisions will only be out of the Partnership’s assets. Unless it otherwise agrees, the Partnership’s General Partner will not be personally liable for, or have any obligation to contribute or lend funds or assets to the Partnership to enable it to effectuate, indemnification. The Partnership may purchase insurance against liabilities asserted against and expenses incurred by persons for its activities, regardless of whether it would have the power to indemnify the person against liabilities under the Partnership Agreement. The Partnership currently maintains directors’ and officers’ insurance for its directors and officers.

Item 9. Exhibits

The exhibit index at the end of this registration statement identifies the exhibits which are included in this registration statement and are incorporated herein by reference (the “Exhibit Index”).

Item 10. Undertakings

(a)	Each undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
Provided however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrants pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)	To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering.
(5)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i)	Each prospectus filed by the registrants pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or
(6)	That, for the purpose of determining liability of the registrants under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: Each undersigned registrant undertakes that in a primary offering of securities of the undersigned registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrants will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)	Any preliminary prospectus or prospectus of the undersigned registrants relating to the offering required to be filed pursuant to Rule 424;
(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrants or used or referred to by the undersigned registrants;
(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrants or its securities provided by or on behalf of the undersigned registrants; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrants to the purchaser.

(b) Each undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) - (f) [Reserved]

(g) Not applicable.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, each registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(i) Not applicable.

(j) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act (the “Act”) in accordance with the rules and regulations prescribed by the SEC under section 305(b)2 of the Act.

(k) Not applicable.

EXHIBIT INDEX

Exhibit Number	Description

1.1	Form of Underwriting Agreement*

3.1	Certificate of Limited Partnership of Dynagas LNG Partners LP (incorporated by reference to Exhibit 3.1 to the registrant’s Registration Statement on Form F-1 (Registration No. 333-191653))

3.2	Fourth Amended and Restated Agreement of Limited Partnership of Dynagas LNG Partners LP (incorporated by reference to the Partnership’s Registration Statement on Form 8-A12B, filed with the Securities and Exchange Commission on October 23, 2018).

4.1	Form of Senior Indenture

4.2	Form of Subordinated Indenture

4.3	Form of Debt Securities*

4.4	Form of Warrant Agreement*

4.5	Form of Warrant Certificate*

4.6	Form of Rights Agreement*

4.7	Form of Rights Certificate*

4.8	Form of Purchase Contract*

5.1	Opinion of Watson Farley & Williams LLP

5.2	Opinion of Gauci-Maistre Xynou

8.1	Opinion of Watson Farley & Williams LLP relating to certain tax matters

22.1	List of Subsidiary Guarantors

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Watson Farley & Williams LLP (contained in Exhibits 5.1 and 8.1)

23.3	Consent of Drewry Shipping Consultants, Ltd.

23.4	Consent of Opinion of Gauci-Maistre Xynou (contained in Exhibit 5.2)

24.1	Power of Attorney (contained in the signature page hereto)

25.1	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939, as amended (Subordinated Indenture)**

25.2	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939, as amended (Senior Indenture)**

107.1	Filing Fee Table

_______________________

* To be filed by amendment or as an exhibit to a Report on Form 6-K of the Registrant that is incorporated by reference into this registration statement.

** To be filed in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Athens, Country of Greece, on August 1, 2024.

DYNAGAS LNG PARTNERS LP

By:	/s/ Michael Gregos
Name:	Michael Gregos
Title:	Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Michael Gregos and Filana R. Silberberg, or any of them, with full power to act alone, his or her true and lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and any registration statement (including any amendment thereto) for this offering that is to be effective upon filing pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on August 1, 2024 in the capacities indicated.

Signature	Title

/s/ Georgios Prokopiou	Chairman of the Board of Directors
Georgios Prokopiou

/s/ Tony Lauritzen	Chief Executive Officer and Director (Principal Executive Officer)
Tony Lauritzen

/s/ Michael Gregos	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)
Michael Gregos

/s/ Dimitris Anagnostopoulos	Director
Dimitris Anagnostopoulos

/s/ Alexios Rodopoulos	Director
Alexios Rodopoulos

/s/ Evangelos Vlahoulis	Director
Evangelos Vlahoulis

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Dynagas LNG Partners LP has signed this registration statement in the City of Newark, State of Delaware on August 1, 2024.

Puglisi & Associates

By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Authorized Representative in the United States

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Athens, Country of Greece, on August 1, 2024.

DYNAGAS FINANCE INC.

By:	/s/ Michael Gregos
Name:	Michael Gregos
Title:	President, Secretary and Director

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Michael Gregos and Filana R. Silberberg, and each of them, with full power to act alone, his or her true and lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and any registration statement (including any amendment thereto) for this offering that is to be effective upon filing pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on August 1, 2024 in the capacities indicated.

Signature	Title

/s/ Michael Gregos	President and Secretary and Director (Principal Executive, Financial and Accounting Officer)
Michael Gregos

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Dynagas Finance Inc. has signed this registration statement in the City of Newark, State of Delaware on August 1, 2024.

Puglisi & Associates

By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Authorized Representative in the United States

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Athens, Country of Greece, on August 1, 2024.

DYNAGAS OPERATING LP

By:	Dynagas Operating GP LLC, General Partner

By:	/s/ Michael Gregos
Name:	Michael Gregos
Title:	Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Michael Gregos and Filana R. Silberberg, and each of them, with full power to act alone, his or her true and lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and any registration statement (including any amendment thereto) for this offering that is to be effective upon filing pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on August 1, 2024 in the capacities indicated.

Signature	Title

/s/ Michael Gregos	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer) of Dynagas Operating GP LLC, as General Partner of Dynagas Operating LP
Michael Gregos

/s/ Tony Lauritzen	Chief Executive Officer (Principal Executive Officer) of Dynagas Operating GP LLC, as General Partner of Dynagas Operating LP
Tony Lauritzen

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Dynagas Operating LP has signed this registration statement in the City of Newark, State of Delaware on August 1, 2024.

Puglisi & Associates

By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Authorized Representative in the United States

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Athens, Country of Greece, on August 1, 2024.

DYNAGAS OPERATING GP LLC

By:	/s/ Michael Gregos
Name:	Michael Gregos
Title:	Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Michael Gregos and Filana R. Silberberg, and each of them, with full power to act alone, his or her true and lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and any registration statement (including any amendment thereto) for this offering that is to be effective upon filing pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on August 1, 2024 in the capacities indicated.

Signature	Title

/s/ Michael Gregos	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)
Michael Gregos

/s/ Tony Lauritzen	Chief Executive Officer (Principal Executive Officer)
Tony Lauritzen

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Dynagas Operating GP LLC has signed this registration statement in the City of Newark, State of Delaware on August 1, 2024.

Puglisi & Associates

By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Authorized Representative in the United States

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Athens, Country of Greece, on August 1, 2024.

DYNAGAS EQUITY HOLDING LIMITED

By:	DIRECT LINE LIMITED, as Secretary and Director

By:	/s/ Melissa Ng Fo Yan
Name:	Melissa Ng Fo Yan
Title:	Director of Direct Line Limited, Secretary and Director of Dynagas Equity Holding Limited

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Michael Gregos and Filana R. Silberberg, and each of them, with full power to act alone, his or her true and lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and any registration statement (including any amendment thereto) for this offering that is to be effective upon filing pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on August 1, 2024 in the capacities indicated.

Signature	Title

/s/ Melissa Ng Fo Yan	Director of Direct Line Limited, as Secretary and Director (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer) of Dynagas Equity Holding Limited
Melissa Ng Fo Yan

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Dynagas Equity Holding Limited has signed this registration statement in the City of Newark, State of Delaware on August 1, 2024.

Puglisi & Associates

By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Authorized Representative in the United States

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Athens, Country of Greece, on August 1, 2024.

SOLANA HOLDING LTD.

By:	DIRECT RESULT LIMITED, as Secretary, Treasurer and Director

By:	/s/ Ruma Kissoondharry
Name:	Ruma Kissoondharry
Title:	Director of Direct Result Limited, Secretary and Director of Solana Holding Ltd.

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Michael Gregos and Filana R. Silberberg, and each of them, with full power to act alone, his or her true and lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and any registration statement (including any amendment thereto) for this offering that is to be effective upon filing pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on August 1, 2024 in the capacities indicated.

Signature	Title

/s/ Ruma Kissoondharry	Director of Direct Result Limited, as Secretary, Treasurer and Director(Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer) of Solana Holding Ltd.
Ruma Kissoondharry

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Solana Holding Ltd. has signed this registration statement in the City of Newark, State of Delaware on August 1, 2024.

Puglisi & Associates

By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Authorized Representative in the United States

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Athens, Country of Greece, on August 1, 2024.

PEGASUS SHIPHOLDING S.A.

By:	DIRECT TITLE LIMITED, as Secretary, Treasurer and Director

By:	/s/ Melissa Ng Fo Yan
Name:	Melissa Ng Fo Yan
Title:	Director of Direct Title Limited, Secretary and Director of Pegasus Shipholding S.A.

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Michael Gregos and Filana R. Silberberg, and each of them, with full power to act alone, his or her true and lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and any registration statement (including any amendment thereto) for this offering that is to be effective upon filing pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on August 1, 2024 in the capacities indicated.

Signature	Title

/s/ Melissa Ng Fo Yan	Director of Direct Title Limited, as Secretary, Treasurer and Director (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer) Pegasus Shipholding S.A.
Melissa Ng Fo Yan

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Pegasus Shipholding S.A. has signed this registration statement in the City of Newark, State of Delaware on August 1, 2024.

Puglisi & Associates

By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Authorized Representative in the United States

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Athens, Country of Greece, on August 1, 2024.

SEACROWN MARITIME LTD.

By:	DIRECT NORTH LIMITED, as Secretary, Treasurer and Director

By:	/s/ Ruma Kissoondharry
Name:	Ruma Kissoondharry
Title:	Director of Direct North Limited, Secretary, Treasurer and Director of Seacrown Maritime Limited

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Michael Gregos and Filana R. Silberberg, and each of them, with full power to act alone, his or her true and lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and any registration statement (including any amendment thereto) for this offering that is to be effective upon filing pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on August 1, 2024 in the capacities indicated.

Signature	Title

/s/ Ruma Kissoondharry	Director of Direct North Limited, as Secretary, Treasurer and Director(Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer) Seacrown Maritime Ltd.
Ruma Kissoondharry

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Seacrown Maritime Ltd. has signed this registration statement in the City of Newark, State of Delaware on August 1, 2024.

Puglisi & Associates

By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Authorized Representative in the United States

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Athens, Country of Greece, on August 1, 2024.

ARCTIC LNG CARRIERS LTD.

By:	DIRECT AUSTRALIS LIMITED, as President, Secretary, Treasurer and Sole Director

By:	/s/ Melissa Ng Fo Yan
Name:	Melissa Ng Fo Yan
Title:	Director of Direct Australis Limited, President, Secretary, Treasurer and Sole Director of Arctic LNG Carriers Ltd.

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Michael Gregos and Filana R. Silberberg, and each of them, with full power to act alone, his or her true and lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and any registration statement (including any amendment thereto) for this offering that is to be effective upon filing pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on August 1, 2024 in the capacities indicated.

Signature	Title

/s/ Melissa Ng Fo Yan	Director of Direct Australis Limited, as President, Secretary, Treasurer and Sole Director (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer) of Arctic LNG Carriers Ltd.
Melissa Ng Fo Yan

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Arctic LNG Carriers Ltd. has signed this registration statement in the City of Newark, State of Delaware on August 1, 2024.

Puglisi & Associates

By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Authorized Representative in the United States

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Athens, Country of Greece, on August 1, 2024.

LANCE SHIPPING S.A.

By:	DIRECT LINE LIMITED, as Secretary and Director

By:	/s/ Melissa Ng Fo Yan
Name:	Melissa Ng Fo Yan
Title:	Director of Direct Line Limited, Secretary and Director of Lance Shipping S.A.

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Michael Gregos and Filana R. Silberberg, and each of them, with full power to act alone, his or her true and lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and any registration statement (including any amendment thereto) for this offering that is to be effective upon filing pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on August 1, 2024 in the capacities indicated.

Signature	Title

/s/ Melissa Ng Fo Yan	Director of Direct Line Limited, as Secretary and Director (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer) of Lance Shipping S.A.
Melissa Ng Fo Yan

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Lance Shipping S.A. has signed this registration statement in the City of Newark, State of Delaware on August 1, 2024.

Puglisi & Associates

By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Authorized Representative in the United States

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Athens, Country of Greece, on August 1, 2024.

FAREASTERN SHIPPING LIMITED

By: DIRECT POINT LIMITED, President, Secretary, Treasurer and Sole Director

By:	/s/ Melissa Ng Fo Yan
Name:	Melissa Ng Fo Yan
Title:	President, Secretary, Treasurer and Sole Director of Fareastern Shipping Limited

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Michael Gregos and Filana R. Silberberg, and each of them, with full power to act alone, his or her true and lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and any registration statement (including any amendment thereto) for this offering that is to be effective upon filing pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on August 1, 2024 in the capacities indicated.

Signature	Title

/s/ Melissa Ng Fo Yan	Director of Direct Point Limited, President, Secretary, Treasurer and Sole Director of Fareastern Shipping Limited (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)
Melissa Ng Fo Yan

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Fareastern Shipping Limited has signed this registration statement in the City of Newark, State of Delaware on August 1, 2024.

Puglisi & Associates

By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Authorized Representative in the United States

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Athens, Country of Greece, on August 1, 2024.

NAVAJO MARINE LIMITED

By:	DIRECT RESULT LIMITED, as Secretary, Treasurer and Director

By:	/s/ Ruma Kissoondharry
Name:	Ruma Kissoondharry
Title:	Director of Direct Result Limited, Secretary and Director of Navajo Marine Limited

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Michael Gregos and Filana R. Silberberg, and each of them, with full power to act alone, his or her true and lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and any registration statement (including any amendment thereto) for this offering that is to be effective upon filing pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on August 1, 2024 in the capacities indicated.

Signature	Title

/s/ Ruma Kissoondharry	Director of Direct Result Limited, as Secretary, Treasurer, and Director (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer) of Navajo Marine Limited
Ruma Kissoondharry

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Navajo Marine Limited has signed this registration statement in the City of Newark, State of Delaware on August 1, 2024.

Puglisi & Associates

By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Authorized Representative in the United States

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Athens, Country of Greece, on August 1, 2024.

DYNAGAS FINANCE LLC

By:	/s/ Michael Gregos
Name:	Michael Gregos
Title:	President and Secretary

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Michael Gregos and Filana R. Silberberg, and each of them, with full power to act alone, his or her true and lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and any registration statement (including any amendment thereto) for this offering that is to be effective upon filing pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on August 1, 2024 in the capacities indicated.

Signature	Title

/s/ Michael Gregos	President and Secretary (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)
Michael Gregos

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Dynagas Finance LLC has signed this registration statement in the City of Newark, State of Delaware on August 1, 2024.

Puglisi & Associates

By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Authorized Representative in the United States